CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Experts" and to the incorporation by reference of our report, dated December 16, 2005, with respect to the financial statements of AllianceBernstein Premier Growth Institutional Fund, a series of AllianceBernstein Institutional Funds, Inc., for the year ended October 31, 2005 in this Registration Statement on Form N-14 under the Securities Act of 1933 of AllianceBernstein Large Cap Growth Fund, Inc.






ERNST & YOUNG LLP


 New York, New York
 August 4, 2006